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                                     Exhibit 23.2
                           Consent of Independent Auditors


    We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Tehama Bancorp 1994 Stock Option Plan, as amended, of our report dated January 30, 1997, with respect to the financial statements of its wholly owned subsidiary, Tehama Bank, attached as an exhibit to Tehama Bancorp's Form 8-K dated July 1, 1997, filed with the Securities and Exchange Commission.


                                            Perry-Smith&Co.

Sacramento, California
July 1, 1997
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